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                                                                    EXHIBIT 23.1

[UHY MANN FRANKFORT STEIN & LIPP LOGO]
           Certified Public Accountants
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           A Limited Liability Partnership
                                                   12 Greenway Plaza, Suite 1202
                                                   Houston, Texas 77046
                                                   Phone 713-561-6500
                                                   Fax   713-968-7128
                                                   Web   www.uhy-us.com




              Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

We hereby consent to the incorporation by reference in this Registration Statement (Form S-3) of Blue Dolphin Energy Company and in the related Prospectus of our report dated March 24, 2006, with respect to the consolidated balance sheet as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31,2005.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas
July 10, 2006